SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement                  [ ]  Confidential, For Use of the Commission Only
                                                       (as permitted by Rule 14a-6 (e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Liberty All-Star Growth Fund, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing fee (Check the appropriate box):
   [X]  No fee required
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

   (5) Total fee paid:

--------------------------------------------------------------------------------

   [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

--------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

   (3) Filing Party:

--------------------------------------------------------------------------------

   (4) Date Filed:

--------------------------------------------------------------------------------

                       LIBERTY ALL-STAR GROWTH FUND, INC.
                              Federal Reserve Plaza
                           Boston, Massachusetts 02210
                                 (617) 722-6000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 21, 1999


To the Shareholders of Liberty All-Star Growth Fund, Inc.:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Liberty All-Star Growth Fund, Inc. (the "Fund") will be held in Room AV-1, 3rd Floor, Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts, on April 21, 1999 at 11:00 a.m., Boston time. The purpose of the Meeting is to consider and act upon the following matters:

         1. To elect three Directors of the Fund.

         2. To approve an amendment to the Fund's Articles of Incorporation increasing the number of shares of capital stock the Fund is authorized to issue from 20 million shares of Common Stock, par value $.10 per share, to 60 million shares of such stock.

         3. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as the Fund's independent auditors for the year ending December 31, 1999.

         4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on February 22, 1999 as the record date for the determination of the shareholders of the Fund entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THE PROPOSALS.


                                           By order of the Board of Directors


                                           John L. Davenport, Secretary

         YOUR VOTE IS IMPORTANT--PLEASE RETURN YOUR PROXY PROMPTLY.


         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WE URGE YOU, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, TO INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.



February 23, 1999

                       LIBERTY ALL-STAR GROWTH FUND, INC.
                                 PROXY STATEMENT

                         Annual Meeting of Shareholders

                                 April 21, 1999

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Liberty All-Star Growth Fund, Inc. (the "Fund") to be used at the Annual Meeting of Shareholders of the Fund to be held on April 21, 1999 at 11:00 a.m. Boston time in Room AV-1, 3rd Floor, Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts, and at any adjournments thereof (such meeting and any adjournments being referred to as the "Meeting").

         The solicitation of proxies for use at the Meeting is being made primarily by the mailing on or about March 1, 1999 of this Proxy Statement and the accompanying proxy. Supplementary solicitations may be made by mail, telephone, telegraph or personal interview by officers and Directors of the Fund and officers and employees of its manager, Liberty Asset Management Company ("Liberty Asset Management") and its affiliates. In addition, the Fund has retained Corporate Investor Communications, Inc. to coordinate the distribution of proxy material to, and to solicit the return of proxies from, banks, brokers, nominees and other custodians at a fee of $5,000 plus out-of-pocket expenses. Authorization to execute proxies may be obtained from shareholders through telephonically or electronically transmitted instructions. The expenses in connection with preparing this Proxy Statement and of the solicitation of proxies for the Meeting will be paid by the Fund. The Fund will reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of shares. This Proxy Statement is accompanied by the Fund's 1998 Annual Report to Shareholders.

         The Meeting is being held to vote on the matters described below.

PROPOSAL 1. ELECTION OF DIRECTORS

         The Fund 's Board of Directors is divided into three classes, each of which serves for three years. The term of office of one of the classes expires at the final adjournment of the Annual Meeting of Shareholders (or special meeting in lieu thereof) each year. Unless authority is withheld, the enclosed proxy will be voted for the election of Robert J. Birnbaum and William E. Mayer as the Directors to hold office until the final adjournment of the Annual Meeting of Shareholders for the year 2002 (or special meeting in lieu thereof), and John V. Carberry as a Director to hold office until the final adjournment of the Annual Meeting of Shareholders for the year 2001 (or special meeting in lieu thereof). Mr. Birnbaum has served as a Director since November 6, 1995, and Messrs. Carberry and Mayer have served as Directors since June 30, 1998 and December 17, 1998, respectively. Each of them has consented to serve as a Director following the Meeting if elected, and is expected to be able to do so. If any of Messrs. Birnbaum, Carberry or Mayer is unable or unwilling to do so at the time of the Meeting, proxies will be voted for such substitute as the Directors may recommend (unless authority to vote for the election of Directors has been withheld).

       Information about the nominees for election as a Director follows:


                                                                                                              Fund Shares
Name/Age and Address                        Principal Occupation During Past Five Years                       Owned(1)
--------------------                        -------------------------------------------                       -----
Robert J. Birnbaum (Age 71)(2)              Retired (since January, 1994); Special Counsel, Dechert, Price
313 Bedford Road                            & Rhoads (September, 1988 to December, 1993); President and
Ridgewood, NJ  07450                        Chief Operating Officer, New York Stock Exchange, Inc. (May,
                                            1985 to June, 1988).  Director of The Emerging Germany Fund
                                            (investment company).                                             2,941

John V. Carberry (Age 51)(3)                Senior Vice President, Liberty Financial Companies, Inc. (since
Liberty Financial Companies, Inc.           February, 1998); Managing Director, Salomon Brothers, Inc.
600 Atlantic Avenue                         (December, 1974 to February, 1998).                               1,000
Boston, MA  02210

William E. Mayer (Age 58) (4)               Partner, Development Capital, LLC (since December, 1996); Dean,
500 Park Avenue, 5th Floor                  College of Business and Management, University of Maryland
New York, NY  10022                         (October, 1992 to November, 1996); Dean, Simon Graduate School
                                            of Business, University of Rochester (October, 1991 to July, 1992).
                                            Director of Johns Manville Corporation (building products),
                                            Chart House Enterprises  (restaurant/food), and Hambrecht &
                                            Quist Incorporated (broker-dealer).                                 500



         The following Directors continue to serve in such capacity until their terms of office expire and their successors are elected and qualified:



                                                                                                       Fund Shares
Name/Age and Address                 Principal Occupation During Past Five Years                       Owned(1)
--------------------                  -------------------------------------------                      -----
James E. Grinnell (Age 69)(2)         Private investor (since November, 1988); President and Chief
22 Harbor Avenue                      Executive Officer, Distribution Management Systems, Inc. (1983
Marblehead, MA  01945                 to May, 1986); Senior Vice President-Operations, The Rockport
                                      Company, importer and distributor of shoes (May, 1986 to
                                      November, 1988).                                                 1,251


                                                                                                       Fund Shares
Name/Age and Address                 Principal Occupation During Past Five Years                       Owned(1)
--------------------                  -------------------------------------------                      -----
Richard W. Lowry(2) (Age 62)         Private investor (since August, 1987); Chairman and Chief
10701 Charleston Drive               Executive Officer, U.S. Plywood Corporation, manufacturer and
Vero Beach, FL  32963                distributor of wood products (August, 1985 to August, 1987).      1,263(5)

John J. Neuhauser(2) (Age 55)        Dean, Boston College School of Management (since September,
140 Commonwealth Avenue              1977.)  Director of Hyde Athletic Industries, Inc. (athletic
Chestnut Hill, MA  02167             footwear).                                                          100


-----------------------
(1) Shows all shares owned beneficially, directly or indirectly, on the record date for the Meeting. Such ownership includes voting and investment control. The Fund's Directors and officers as a group then so owned less than 1% of the shares of the Fund outstanding.

(2) Member of the Audit Committee.

(3) "Interested person" of the Fund, as defined in the Investment Company Act of 1940, by reason of his positions with Liberty Financial Companies, Inc., the indirect parent of Liberty Asset Management, and its affiliates.

(4) "Interested person" of the Fund, as defined in the Investment Company Act of 1940, by reason of his affiliation with Hambrecht & Quist Incorporated.

(5) Held by the trustee of a trust of which Mr. Lowry is the sole beneficiary.

         The term of office of Messrs. Grinnell and Neuhauser will expire on final adjournment of the Annual Meeting (or special meeting in lieu thereof) in the year 2000, and the term of office of Mr. Lowry will expire on final adjournment of the Annual Meeting (or special meeting in lieu thereof) in the year 2001. Messrs. Grinnell and Lowry have served as Directors since May 27, 1994, and Mr. Neuhauser has served as a Director since April 23, 1998. Messrs. Birnbaum, Carberry, Grinnell, Lowry, Mayer and Neuhauser are also trustees of Colonial Trusts I through VII (the "Colonial Trusts"), the umbrella trusts for an aggregate of 47 open-end funds (the "Colonial Funds") managed by Colonial Management Associates, Inc. ("Colonial"), or other affiliates of Liberty Asset Management, five closed-end funds managed by Colonial (the "Colonial Closed-End Funds"), LFC Utilities Trust, an open-end investment company managed by Stein Roe & Farnham Incorporated, another affiliate of Liberty Asset Management, LAMCO Trust I, the umbrella trust for Liberty All-Star Growth and Income Fund, an open-end multi-managed fund managed by Liberty Asset Management, Liberty Variable Investment Trust ("LVIT"), the umbrella trust for open-end funds managed by Colonial or its affiliates that serve as investment vehicles for variable annuities and variable life insurance products, and Liberty All-Star Equity Fund, another closed-end multi-manager fund managed by Liberty Asset Management.

         During 1998 the full Board of Directors of the Fund held four meetings, and the Audit Committee, which is comprised of all the Directors who are not "interested persons" of the Fund, met twice. All Directors were present at all meetings.

         The Audit Committee makes recommendations to the full Board as to the firm of independent accountants to be selected, reviews the methods, scope and results of audits and fees charged by such accountants, and reviews the Fund's internal accounting procedures and controls. The Fund has no nominating or compensation committee.

Compensation

         Liberty Asset Management or its affiliates pay the compensation of all the officers of the Fund. In 1998, the Fund paid each Director not affiliated with Liberty Asset Management (the "independent Directors") total fees of $11,000, consisting of a $5,000 retainer and meeting fees aggregating $6,000. The total fees accrued to the independent Directors as a group during 1998 by the Fund were $44,000, and out-of-pocket expenses relating to their attendance at meetings were $1,554.

         The following table shows, for the year ended December 31, 1998, the compensation received from the Fund by each current Director, and the aggregate compensation paid to each current Director for service on the Board of Directors of the Fund and the Boards of Trustees of the Colonial Trusts, the Colonial Closed-End Funds, LFC Utilities Trust, LAMCO Trust I, LVIT and Liberty All-Star Equity Fund (the "Liberty Funds Complex") comprised of an aggregate of 66 funds (including the Fund). The Fund has no bonus, profit sharing or retirement plan.



                                  Aggregate Compensation             Total Compensation from the Liberty Funds
Name                              from the Fund                      Complex (including the Fund)
----                              -------------                      -----------------------------------------
Robert J. Birnbaum                   $11,000                                     $124,429

John V. Carberry                     -0-                                         -0-

James E. Grinnell                    $11,000                                     $128,071

Richard W. Lowry                     $11,000                                     $123,214

John J. Neuhauser                    $11,000                                     $130,323

William E. Mayer                     -0-(1)                                      $113,286


--------------------------
(1) Mr. Mayer was first elected a Director on December 17, 1998.

         Beginning January 1, 1999, the aggregate of the fees to be paid to each Director by the Fund and by Liberty All-Star Equity Fund and Liberty All-Star Growth and Income Fund, two other investment companies managed by Liberty Asset Management that have the same Board of Directors as the Fund and hold their meetings concurrently with those of the Fund, will consist of a retainer of $10,000, plus a fee of $3,000 per meeting attended with a minimum of $15,000 per annum if less than five meetings are held and all meetings are attended. One third of the retainer and the fees for concurrently held meetings will be allocated among the Fund and the two other funds on a per fund basis, and the remaining two thirds will be allocated among the three funds based on their net assets.

Officers

    The following are the executive officers of the Fund, in addition to Mr. John V. Carberry who serves as Chairman of the Board of Directors.



                                                                           Principal Occupation During
Name/Age and Address                           Position with Fund          Past Five Years
--------------------                           ------------------          ---------------------------------------------------
Richard R. Christensen (Age 65)                President and Chief         Chairman of the Board (since June, 1998),
Liberty Asset Management Company               Executive Officer           President and Chief Executive Officer (January,
600 Atlantic Avenue                                                        1995 to June, 1998), Liberty Asset Management;
Boston, MA 02210                                                           President, Liberty Investment Services, Inc.
                                                                           (April, 1987 to March, 1995).

William R. Parmentier (Age 46)                 Vice President - Chief      President and Chief Executive Officer (since
Liberty Asset Management Company               Investment                  June, 1998), Senior Vice President and Chief
600 Atlantic Avenue                            Officer                     Investment Officer (May, 1995 to June, 1998),
Boston, MA  02210                                                          Liberty Asset Management; Consultant (October,
                                                                           1994 to May, 1995); President, GQ Asset Management,
                                                                           Inc. (July, 1993 to October, 1994); Assistant
                                                                           Treasurer, Grumman Corporation (December, 1974
                                                                           to July, 1993).

Christopher S. Carabell (Age 34)               Vice President              Vice President-Investments, Liberty Asset
Liberty Asset Management Company                                           Management (since March, 1996); Associate
600 Atlantic Avenue                                                        Director, U.S. Equity Research of Rogers Casey &
Boston, MA  02210                                                          Associates, investment consultants (January, 1995
                                                                           to February, 1996); Director of Investments, Boy
                                                                           Scouts of America (June, 1990 to January, 1995).

Davey S. Scoon (Age 51)                        Vice President              Vice President, Colonial Trusts (since June,
Colonial Management                                                        1993); Executive Vice President (since July,
Associates, Inc.                                                           1993), Senior Vice President and Treasurer
One Financial Center                                                       (March, 1985 to July, 1993), Colonial.
Boston, MA  02111



                                       5


                                                                           Principal Occupation During
Name/Age and Address                           Position with Fund          Past Five Years
--------------------                           ------------------          ----------------------------------------------------
Timothy J. Jacoby (Age 46)                     Treasurer                   Senior Vice President, Fund Administration,
Colonial Management                                                        Colonial (since September, 1996); Senior Vice
Associates, Inc.                                                           President, Fidelity Accounting and Custody
One Financial Center                                                       Services (October, 1993 to September, 1996);
Boston, MA  02111                                                          Assistant Treasurer, Fidelity Group of Funds
                                                                           (August, 1990 to September, 1993).

J. Kevin Connaughton (Age 34)                  Controller                  Controller and Chief Accounting Officer of the
Colonial Management                                                        Colonial Trusts and Vice President of Colonial
Associates, Inc.                                                           (since February, 1998); Senior Tax Manager,
245 Summer Street                                                          Coopers & Lybrand, LLP (April, 1996 to January,
Boston, MA  02210                                                          1998); Vice President, 440 Financial Group/First
                                                                           Data Investor Services Group (March, 1994 to April,
                                                                           1996);Vice President, The Boston Company (subsidiary
                                                                           of Mellon Bank) (December, 1993 to March, 1994).

John L. Davenport (Age 62)                     Secretary                   Vice President and Associate General Counsel,
Liberty Financial Companies, Inc.                                          Liberty Financial Companies, Inc. and predecessor
600 Atlantic Avenue                                                        (since January, 1984).
Boston, MA  02210




         Mr. Christensen has served as President of the Fund since November 30, 1994; Mr. Carberry has served as Chairman of the Board since June 30, 1998; Mr. Parmentier has served as Vice President - Chief Investment Officer since April 18, 1996; Messrs. Carabell and Scoon were elected Vice Presidents on April 17, 1997 and December 18, 1998, respectively; Mr. Jacoby was appointed Treasurer effective October 10, 1996; Mr. Connaughton was elected Controller on April 23, 1998; and Mr. Davenport has served as Secretary since May 27, 1994. Mr. Carberry is a Trustee of, and Messrs. Scoon, Jacoby and Connaughton hold the same offices with, Liberty All-Star Equity Fund, the Colonial Trusts, the Colonial Closed-End Funds, LVIT and LAMCO Trust I, and Messrs. Christensen, Parmentier, Carabell and Davenport hold the same offices with Liberty All-Star Equity Fund and LAMCO Trust I. Each officer of the Fund serves at the pleasure of the Board of Directors.

PROPOSAL 2. TO APPROVE AN AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION INCREASING THE NUMBER OF SHARES OF CAPITAL STOCK THE FUND IS AUTHORIZED TO ISSUE

         The Fund's current Articles of Incorporation (the "Articles") authorize the Fund to issue up to 20 million shares of Common Stock, par value $.10 per share ("Common Stock"), of which 15,236,351 shares are issued and outstanding as of the date of this Proxy Statement, leaving 4,763,649 shares available for future issuance. The Board of Directors is recommending to shareholders that they approve an amendment to the Articles increasing the Fund's authorized capital stock to 60 million shares of Common Stock, thereby increasing the number of shares available for future issuance to 44,763,649.

Purposes for Which Additional Authorized Shares May Be Used

         A portion of such additional authorized Common Stock will be issued in payment of distributions payable under the Fund's 10% pay-out policy. Under that policy, the Fund pays distributions on its Common Stock totaling approximately 10% of its net asset value per year, regardless of the amount of its net investment income or loss or its net realized capital gains or losses. The distributions are payable in four quarterly payments of 2.5% of the Fund's net asset value as of the close of business on the New York Stock Exchange on the Friday prior to each quarterly declaration date. Based on the substantial narrowing shortly following its announcement of the adoption of the 10% pay-out policy of the discount from net asset value at which the Fund's shares traded and on a comparison of the discounts or premiums at which shares of comparable closed-end funds that have similar fixed-distribution policies generally trade with the discounts or premiums of those that do not, the Fund believes that its 10% pay-out policy has caused the discount to be less than what it otherwise would be.

         Since the inception of the 10% pay-out policy the Fund has paid, and currently intends to continue to pay, all or a substantial portion of its distributions under the policy in the form of newly issued shares of Common Stock (plus cash in lieu of any fractional shares that would otherwise be issuable) to all shareholders except those non-participants in the Fund's Automatic Dividend Reinvestment and Cash Purchase Plan (the "Dividend Reinvestment Plan") who specifically elect to receive their distributions in cash by signing and returning an option card that is enclosed with the notice of each distribution. From the inception of the 10% pay-out policy in February, 1997 through December 31, 1998, the Fund has issued an aggregate of 1,802,978 shares in payment of distributions. The payment of distributions in newly issued shares to shareholders who do not elect to receive their distributions in cash mitigates the shrinkage in the assets of the Fund that would otherwise occur if all of the distributions were paid in cash, particularly when the distributions required by the 10% pay-out policy exceed the Fund's net investment income and net realized capital gains.

         The Fund's Common Stock is valued for the purposes of payment of distributions under the 10% pay-out policy at the lower of the market value or the net asset value per share of Common Stock on the valuation date for the distribution (but not at a discount of more than 5% from the market value). Accordingly, when the Common Stock of the Fund trades in the stock market at a discount from its net asset value (as it historically has), the issuance of shares in payment of distributions at the lower market value results in some dilution of the aggregate net asset value of the shares owned by shareholders who receive their distributions in cash. For example, the dilution in terms of net asset value suffered by a shareholder of the Fund who received all his or her 1998 distributions in cash was 0.77%. In addition, shareholders who receive their distributions in cash will own a smaller proportional interest in the Fund after the distribution. However, prior to declaring a distribution payable in shares valued at a discount from their net asset value, the Directors weigh the estimated dilution resulting therefrom against the anticipated benefits to the Fund and its shareholders of paying a portion of the distribution in shares rather than in cash. The benefits that may be considered by the Directors include the following:

                  (i) As noted above, the shrinkage in the assets of the Fund that would otherwise result from cash distributions under its fixed distribution policy would be mitigated, and the fixed expenses of the Fund would be spread over a larger asset base, thus reducing the Fund's expense ratio;

                  (ii) To the extent a distribution is paid in shares, the need of the Fund to sell portfolio securities to raise cash, possibly at a time when the Portfolio Managers of the Fund would prefer to retain those securities from an investment standpoint and possibly resulting in the realization of distributable capital gains and the incurrence of brokerage and other transaction expenses, would be lessened;

                  (iii) Brokerage costs borne by participants in the Dividend Reinvestment Plan when cash distributions are invested for them in open-market purchases of shares would be avoided.

         A portion of the additional shares of authorized Common Stock may also be issued in connection with possible future rights offerings to shareholders, although no such rights offering is currently planned. In a rights offering, existing shareholders of the Fund are offered the right, during a subscription period usually of approximately 30 days, to purchase additional shares of Common Stock from the Fund at a discount from market value. The Fund conducted such a rights offering in June, 1998. In that offering, the Fund's shareholders were offered non-transferable rights to purchase an aggregate of 1,314,122 additional shares (one additional share for each ten shares held) at a subscription price equal to 95% of the lower of the per share net asset value or market price on the business day following the expiration of the offering. Shareholders exercising their primary rights in full were also offered the right to subscribe for shares not subscribed for by other shareholders, subject to allotment. All of the shares offered in the 1998 rights offering were subscribed for and issued.

         Unless the Fund's Common Stock is trading at a substantial premium over its net asset value on the pricing date for a rights offering, the subscription price will be below net asset value. As explained above, the issuance of shares at a subscription price below net asset value, together with the expenses of the offering, will result in some dilution of the aggregate net asset value of the shares of the Fund held by shareholders who do not fully exercise their rights, and such shareholders will, upon completion of the rights offering, own a smaller proportional interest in the Fund. The dilution of net asset value suffered by a shareholder who did not exercise any of his or her rights in the June, 1998 rights offering referred to above was 1.41%. However, in approving the June, 1998 rights offering on April 23, 1998, the Board of Directors concluded that the estimated dilution would be outweighed by the anticipated benefits to the Fund and its shareholders of the rights offering, including:

         (i) enabling the Fund's Portfolio Managers to take advantage of perceived investment opportunities without having to sell existing portfolio holdings that they would otherwise retain;

         (ii) permitting Fund shareholders to increase their investment in the Fund at a discounted price and without commission expense;

         (iii) a lowering of the Fund's expense ratio; and

         (iv) enhancing the likelihood that the Fund will continue to have sufficient assets remaining after the distributions called for by its 10% pay-out policy to maintain its current expense ratio.

         In considering approval of the 1998 rights offering and the declaration of distributions payable in shares, the Board took note of the fact that an increase in the amount of the fees payable by the Fund to Liberty Asset Management would result therefrom.

Description of Common Stock

         General

         Holders of the Fund's Common Stock are entitled to one vote for each share held. The shares do not have cumulative voting rights, which means that the holders of more than 50% of the shares of the Fund voting for the election of Directors can elect all the Directors standing for election, and, in such event, the holders of the remaining shares will not be able to elect any of such Directors. Shareholders would be entitled to share pro rata in the net assets of the Fund available for distribution to shareholders upon liquidation of the Fund.

         Anti-takeover Provisions of the Articles of Incorporation and By-Laws; Super-majority Vote Requirement for Conversion to Open-End Status
         ----------------------------------------------------------------------

         The Fund's Articles of Incorporation and By-laws contain provisions (commonly referred to as "anti-takeover" provisions) which are intended to have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions, or to modify its structure. The Board of Directors is divided into three classes, each having a term of three years. On the date of the annual meeting of shareholders in each year the term of one class expires (see Proposal 1. Election of Directors above). This provision could delay for up to two years the replacement of a majority of the Board of Directors. In addition, the affirmative vote of the holders of 66 2/3% of the shares of the Fund will be required generally to authorize any of the following transactions:

         (i) The Fund's merger or consolidation with or into any other corporation;

         (ii) the issuance of any securities of the Fund to any person or entity for cash;

         (iii) the sale, lease or exchange of all or any substantial part of the Fund's assets to any entity or person (except assets having an aggregate fair market value of less than $1,000,000); or

          (iv) the sale, lease or exchange to the Fund, in exchange for securities of the Fund, of any assets of any entity or person (except assets having an aggregate fair market value of less than $1,000,000);

if such corporation, person or entity is directly, or indirectly through affiliates, the beneficial owner of five percent or more of the outstanding shares of the Fund. Such 66 2/3% vote will not be required with respect to the transactions listed in (i) through (iv) above where the Board of Directors under certain conditions approves the transaction. However, depending upon the transaction, a different shareholder vote may nevertheless be required under Maryland law.

         The affirmative vote of the holders of 66 2/3rds percent of the outstanding shares of Common Stock will be required to authorize the Fund's conversion from a closed-end to an open-end investment company, regardless of whether approved or recommended by the Fund's Board of Directors. As part of the settlement of litigation relating to the Fund's 1995 annual meeting, LAMCO agreed to recommend to the Fund's Board of Directors that the Fund's proxy statement for the annual meeting of shareholders to be held in the year 2000 include a proposal to change the Fund from a closed-end investment company to an open-end mutual fund. Neither LAMCO nor the Fund's Directors are obligated, however, to recommend that proposal to shareholders. The super-majority vote referred to above would be required for such conversion regardless of whether or not recommended by the Board of Directors.

         The foregoing super-majority vote requirements may not be amended except with a similar super-majority vote of the shareholders.

         These provisions will make more difficult a change in the Fund's structure or management or consummation of the foregoing transactions without the Directors' approval. The anti-takeover provisions could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. However, the Board of Directors believes that the anti-takeover provisions are in the best interests of the Fund and its shareholders because they provide the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Fund's management and its continuing application of the multi-manager concept.

         The Board also believes that the super majority vote requirement for conversion to an open-end investment company is in the best interest of the Fund and its shareholders because it will allow the Fund to continue to benefit from the advantages of its closed-end structure until such time that, based on relevant factors including the then current relationship of the market price of the Fund's shares to their net asset value, the Board determines to recommend to shareholders the Fund's conversion to an open-end investment company.

Required Vote

         Approval of the proposed amendment to the Articles requires the affirmative vote of a majority of the shares of Common Stock entitled to vote at the Meeting.

         The Board of Directors unanimously recommends that the shareholders vote FOR approval of the proposed amendment to the Articles.

PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         By vote of the Board of Directors, including the vote of the non-interested Directors, the firm of KPMG Peat Marwick LLP has been selected as independent auditors for the Fund for the year ending December 31, 1999. Such selection is being submitted to the shareholders for ratification. The employment of KPMG Peat Marwick LLP is conditioned on the right of the Fund by majority vote of its shareholders to terminate such employment. Such firm has acted as independent auditors for the Fund since its commencement of operations in 1986.

         The services provided by the Fund 's independent auditors include examination of its annual financial statements, assistance and consultation in connection with Securities and Exchange Commission filings, and review of the Fund 's annual federal income tax returns. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they should so desire.

OTHER BUSINESS

         The Board of Directors knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the Board that proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons designated therein as proxies.

MANAGEMENT

         Liberty Asset Management, 600 Atlantic Avenue, Boston, Massachusetts 02210, is the Fund's manager. Liberty Asset Management is an indirect wholly-owned subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"), the address of which is also 600 Atlantic Avenue, Boston, Massachusetts 02210. Approximately 72% of the common stock of Liberty Financial is owned through subsidiaries by Liberty Mutual Insurance Company, Boston, Massachusetts, and the balance is listed on the New York Stock Exchange. Liberty Asset

Management's Chief Executive Officer is William R. Parmentier (see PROPOSAL 1 - Officers), and its Board of Directors is comprised of Richard R. Christensen, Chairman of the Board of Liberty Asset Management and President of the Fund, and Kenneth R. Leibler, C. Allen Merritt Jr. and Lindsay Cook, officers of Liberty Financial. Pursuant to its fund management agreement with the Fund, Liberty Asset Management has overall supervisory responsibility for the general management and investment of the Fund 's securities portfolio, subject to the Fund 's investment objective and policies and any directions of the Directors. Liberty Asset Management recommends to the Board of Directors multiple independent investment management firms (currently three in number) for appointment as Portfolio Managers of the Fund, each of which employs a different investment style, and from time to time rebalances the Fund's portfolio among the Portfolio Managers so as to maintain an approximately equal allocation of the portfolio among the investment styles practiced by them throughout all market cycles. Liberty Asset Management continuously analyses and evaluates the investment performance and portfolios of the Fund's Portfolio Managers and from time to time recommends changes in the Portfolio Managers.

         Liberty Asset Management is also responsible under the fund management agreement for the provision of administrative services to the Fund, including the provision of office space, shareholder and broker-dealer communications, compensation of all officers and employees of the Fund who are officers or employees of Liberty Asset Management or its affiliates, and supervision of transfer agency, dividend disbursing, custodial and other services provided by others. Certain of Liberty Asset Management's administrative responsibilities to the Fund have been delegated to its affiliate, Colonial Management Associates, Inc., One Financial Center, Boston, Massachusetts 02111.

         Under the Fund's portfolio management agreements, each Portfolio Manager has discretionary investment authority with respect to the portion of the Fund's assets allocated to it by Liberty Asset Management from time to time, subject to the Fund's investment objective and policies, to the supervision and control of the Directors, and to instructions from Liberty Asset Management. The Portfolio Managers are required to use their best professional judgment in making timely investment decisions for the Fund. The Portfolio Managers, however, will not be liable for actions taken or omitted in good faith and believed to be within the authority conferred by their portfolio management agreements and without willful misfeasance, bad faith or gross negligence.

         The names and addresses of the Fund's current Portfolio Managers are as follows:


         Oppenheimer Capital        William Blair & Company, L.L.C.     Mississippi Valley
         Oppenheimer Tower          222 West Adams Street                 Advisors, Inc.
         World Financial Center     Chicago, IL  60606                  One Mercantile Center
         New York, NY  10281                                            Seventh & Washington Streets
                                                                        St. Louis, Mo  63101

Portfolio Transactions and Brokerage

         Each of the Fund's Portfolio Managers has discretion to select brokers and dealers to execute portfolio transactions initiated by the Portfolio Manager for the portion of the Fund's portfolio assets allocated to it, and to select the markets in which such transactions are to be executed. The portfolio management agreements with the Fund provide, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Portfolio Manager is to seek to obtain best net price and execution for the Fund.

         The Portfolio Managers are authorized to cause the Fund to pay a commission to a broker or dealer who provides research products and services to the Portfolio Manager for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Portfolio Managers must determine in good faith, however, that such commission was reasonable in relation to the value of the research products and services provided to them, viewed in terms of that particular transaction or in terms of all the client accounts (including the Fund) over which the Portfolio Manager exercises investment discretion. It is possible that certain of the services received by a Portfolio Manager attributable to a particular transaction will primarily benefit one or more other accounts for which investment discretion is exercised by the Portfolio Manager.

         In addition, under their portfolio management agreements with the Fund and Liberty Asset Management, the Portfolio Managers, in selecting brokers or dealers to execute portfolio transactions for the Fund, are authorized to consider (and Liberty Asset Management may request them to consider) brokers or dealers that provide to Liberty Asset Management, directly or through third parties, research products or services such as research reports; subscriptions to financial publications and research compilations; portfolio analyses; economic reports; compilations of securities prices, earnings, dividends and other data; computer hardware and software, quotation equipment and services used for research; and services of economic or other consultants. The commissions paid on such transactions may exceed the amount of commission another broker would have charged for effecting that transaction. Research products and services made available to Liberty Asset Management include performance and other qualitative and quantitative data relating to investment managers in general and the Fund's Portfolio Managers in particular; data relating to the historic performance of categories of securities associated with particular investment styles; mutual fund portfolio and performance data; data relating to portfolio manager changes by pension plan fiduciaries; and related computer hardware and software, all of which are used by Liberty Asset Management in connection with its selection and monitoring of Portfolio Managers, the assembly of an appropriate mix of investment styles, and the determination of overall portfolio strategies. These research products and services may also be used by Liberty Asset Management in connection with its management of Liberty All-Star Equity Fund, Liberty All-Star Growth and Income Fund and other multi-managed clients of Liberty Asset Management. In instances where Liberty Asset Management receives from or through brokers and dealers products or services which are used both for research purposes and for administrative or other non-research purposes, Liberty Asset Management makes a good faith effort to determine the relative proportions of such products or services which may be considered as investment research, based primarily on anticipated usage, and pays for the costs attributable to the non-research usage in cash.

         Liberty Asset Management from time to time reaches understandings with each of the Fund's Portfolio Managers as to the amount of the Fund's portfolio transactions initiated by such Portfolio Manager that are to be directed to brokers and dealers which provide or make available research products and services to Liberty Asset Management and the commissions to be charged to the Fund in connection therewith. These amounts may differ among the Portfolio Managers based on the nature of the market for the types of securities managed by them and other factors.

         Although the Fund does not permit a Portfolio Manager to act or have a broker-dealer affiliate act as broker for Fund portfolio transactions initiated by it, the Portfolio Managers are permitted to place Fund portfolio transactions initiated by them with another Portfolio Manager or its broker-dealer affiliate for execution on an agency basis, provided the commission does not exceed the usual and customary broker's commission being paid to other brokers for comparable transactions and is otherwise in accordance with the Fund's procedures adopted pursuant to Rule 17e-1 under the Investment Company Act. During 1998 no Fund portfolio transactions were placed with any Portfolio Manager or its broker-dealer affiliate.

INFORMATION ABOUT THE MEETING

         All proxies solicited by the Board of Directors which are properly executed and returned in time to be voted at the Meeting will be voted at the Meeting in accordance with the instructions thereon. If no specification is made on a proxy, it will be voted FOR the election as Director of the nominees named under PROPOSAL 1, FOR approval of the amendment to the Fund's Articles of Incorporation referred to under PROPOSAL 2, and FOR the ratification of the Board's selection of the Fund's independent auditors for 1999. Any proxy may be revoked at any time prior to its use by written notification received by the Fund's Secretary, by the execution of a later-dated proxy, or by attending the Meeting and voting in person.

         The election of Directors is by plurality of votes cast at the Meeting. Approval of the amendment to the Fund's Articles of Incorporation (PROPOSAL 2) requires the affirmative vote of a majority of the shares of Common Stock entitled to vote at the Meeting. Ratification of the selection of the Fund 's independent auditors requires the affirmative vote of a majority of the votes cast at the Meeting, a quorum being present. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast", but the shares represented thereby will be considered to be present for the purposes of determining the presence of a quorum. Accordingly, an abstention on the proposal to amend the Fund's Articles of Incorporation will have the same effect as a vote against the proposal, and the withholding of a vote on the election of Directors or an abstention on the proposal to ratify the selection of the Fund's independent auditors will have no effect on such proposals. Only shareholders of record may vote.

         Broker-dealer firms holding Fund shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each proposal before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, if no instructions have been received prior to the date specified in such broker-dealer firm's request for voting instructions, the broker-dealer firms may grant authority to the proxies designated by the Fund to vote for the election of the Directors, for approval of the amendment to the Articles of Incorporation, and for the ratification of the selection of the Fund 's independent auditors.

         All shareholders of record on February 22, 1999 are entitled to one vote for each share held. As of that date 15,236,351 shares of common stock of the Fund were issued and outstanding. To the knowledge of the Fund, on the record date for the Meeting no shareholder owned beneficially, as defined by Rule 13d-3 under the Exchange Act, more than 5% of the outstanding shares of the Fund.

         In the event a quorum is present at the Meeting but sufficient votes to approve any of the above proposals have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals referred to above prior to such adjournment if sufficient votes have been received and it is otherwise appropriate. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such adjournment and will vote those proxies required to be voted for rejection of such proposal against any such adjournment.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Fund 's Directors and officers and persons who own more than ten percent of the Fund's outstanding shares and certain officers and directors of Liberty Asset Management (collectively, "Section 16 reporting persons"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Fund shares. Section 16 reporting persons are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file. During 1998, reports of two transactions on behalf of members of Mr. Christensen's family, and initial reports of ownership due following the election or appointment of Messrs. Connaughton, Neuhauser, Mayer and Scoon as Directors or officers, were filed late.

         To the Fund 's knowledge, based solely on a review of the copies of such reports furnished to the Fund and on representations that no other reports were required, during the year ended December 31, 1998, all other Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

SUBMISSION OF CERTAIN SHAREHOLDER PROPOSALS

         Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Fund 's proxy material for a particular annual shareholders meeting. Under the foregoing proxy rules, proposals submitted for inclusion in the proxy material for the Annual Meeting for the year 2000 must be received by the Fund on or before October 26, 1999. The fact that the Fund receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy material, since there are other requirements in the proxy rules relating to such inclusion.

February 23, 1999

CHACM-PS-99

PROXY                  LIBERTY ALL-STAR GROWTH FUND, INC.                  PROXY

 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF LIBERTY ALL-STAR GROWTH FUND, INC.

                  PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

The undersigned, revoking previous proxies, hereby appoints John A. Benning, Richard R. Christensen, Nancy L. Conlin and William R. Parmentier, or any one or more of them, attorneys, with power of substitution, to vote all shares of Liberty All-Star Growth Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the 1999 Annual Meeting of the Fund to be held in Room AV-1, 3rd Floor, Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts on April 21, 1999 at 11:00 a.m. and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes or acts, then by that one. The undersigned directs said proxy holders to vote as specified upon the proposals shown below, each of which is described in the proxy statement for the Meeting, receipt of which is acknowledged.

SAID PROXIES WILL VOTE THIS PROXY AS DIRECTED, OR IF NO DIRECTION IS INDICATED, FOR THE NOMINEES LISTED IN PROPOSAL 1 UNLESS AUTHORITY TO DO SO IS SPECIFICALLY WITHHELD IN THE MANNER PROVIDED, AND FOR PROPOSALS 2 AND 3, AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 4.


--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
             ENVELOPE. PLEASE DO NOT FOLD, STAPLE OR MUTILATE CARD.
--------------------------------------------------------------------------------

LIBERTY ALL-STAR GROWTH FUND, INC.
RECORD DATE SHARES:



1.  ELECTION OF DIRECTORS

    Nominees:                                                     For All Nominees      Withhold       For All Except
                                                                  ----------------      --------       --------------

      John V. Carberry (Class of 2001)
      Robert J. Birnbaum (Class of 2002)
      William E. Mayer (Class of 2002)
                                                                  ----------------      --------       --------------


    NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted "For" the remaining nominee(s).

2.  APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION INCREASING
    AUTHORIZED CAPITAL STOCK.
                                                                  FOR /  /              AGAINST /  /   ABSTAIN /   /

3.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

                                                                  FOR /  /              AGAINST /  /   ABSTAIN /   /

4.  In their discretion, upon such other business as may properly come before the Meeting.

                                                                  ------------------------
Please sign exactly as your name(s) appear(s) above.                            Date
Corporate proxies should be signed by an authorized officer.
--------------------------------------------------------------------------------------------------------


Shareholder sign here                                                           Co-owner sign here
--------------------------------------------------------------------------------------------------------
